AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 10, 1996
                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              H. F. Ahmanson & Company
                           ------------------------------
               (Exact name of registrant as specified in charter)

                   Delaware                             95-0479700
                --------------                       ----------------
      (State or other jurisdiction of                 (IRS Employer
      incorporation or organization)               Identification No.)

      4900 Rivergrade Road, Irwindale, California            91706
   -------------------------------------------------      -----------
      (Address of principal executive offices)            (Zip code)

                  1996 Nonemployee Directors' Stock Incentive Plan
               ------------------------------------------------------
                            (Full title of the Plan)

                              Madeleine A. Kleiner
                  Executive Vice President and General Counsel
                            H. F. Ahmanson & Company
                              4900 Rivergrade Road
                            Irwindale, California  91706
                         ----------------------------------
                      (Name and address of agent for service)

                                   (818) 814-7662
                                --------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                    Proposed        Proposed
  Title of                           maximum        maximum
 securities         Amount          offering       aggregate        Amount of
   to be             to be          price per       offering       registration
 registered       registered          share          price             fee
- ------------  ------------------   -----------  ---------------     ---------
Common Stock  400,000 shares (a)   $25.875 (b)  $10,350,000 (b)     $3,568.97
- ------------  ------------------   -----------  ---------------     ---------

(a) Based on registrant's estimate of the number of shares of Common Stock that will be purchased pursuant to the 1996 Nonemployee Directors' Stock Incentive Plan (the "Plan"). Pursuant to Rule 416, there is also being registered such number of additional shares of Common Stock that may become available for purchase under the Plan in the event of certain changes in the outstanding shares of Common Stock, including, among other things, reorganizations, mergers, recapitalizations, restructurings, stock dividends, stock splits and reclassifications.

(b) Estimated in accordance with Rule 457(h) and Rule 457(c) solely for purposes of calculating the registration fee and based on the average of the high and low prices of the Common Stock of the Company reported on the New York Stock Exchange composite tape on July 9, 1996 of $26.125 and $25.625, respectively.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents of H. F. Ahmanson & Company, a Delaware corporation (the "Company"), previously filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in the Registration Statement:

       (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1995 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

       (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, Amendment No. 1 to Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1996, and Current Reports on Form 8-K dated January 24, 1996, March 28, 1996, April 16, 1996, May 14, 1996 and June 26, 1996, each filed pursuant to Section 13 of the Exchange Act; and

       (iii) The description of the Company's Common Stock set forth under the heading "Description of Registrant's Securities" in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to the Exchange Act on June 24, 1985, together with any amendment or report filed with the Commission for the purpose of updating such description.

       All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

       The validity of the issuance of the common stock registered pursuant to this Registration Statement will be passed on for the Company by Tim S. Glassett, Esq. As of the date this Registration Statement was filed with the Commission, Mr. Glassett, who has been an officer of the Company since 1987, held 970 shares of the Company's Common Stock (subject to certain restrictions) and currently exercisable options with respect to 20,225 shares of the Company's Common Stock. Mr. Glassett's children also own, in the aggregate, 100 depositary shares representing interests in the Company's Preferred Stock, Series B, 350 depositary shares representing interests in the Company's Preferred Stock, Series C and 290 depositary shares representing interests in the Company's Convertible Preferred Stock, Series D as to all of which Mr. Glassett disclaims beneficial ownership.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The General Corporation Law of the State of Delaware, the state of incorporation of Ahmanson, and the Bylaws of Ahmanson provide for indemnification of directors and officers. Section 145 of the Delaware General Corporation Law provides generally that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed suit by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation against reasonable expenses, including attorneys' fees, judgments, fines and settlements if, in cases other than actions brought by or in the right of the corporation, he or she has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation (and in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful). Section 145 provides that no indemnification for any claim or matter may be made, in the case of an action brought by or in the right of the corporation, if the person has been adjudged to be liable, unless the Court of Chancery or other court determines that indemnity is fair and reasonable despite the adjudication of liability. Indemnification is mandatory in the case of a director, officer, employee or agent who has been successful on the merits, or otherwise, in defense of a suit against him or her. The determination of whether a director, officer, employee or agent should be indemnified is made by a majority of disinterested directors, independent legal counsel or the stockholders.

       Directors and officers of Ahmanson are covered under policies of directors' and officers' liability insurance with coverage aggregating $55,000,000. The directors and all officers serving Ahmanson as first vice presidents or in a higher position are parties to Indemnity Agreements with Ahmanson (the "Indemnity Agreements"). The Indemnity Agreements provide indemnification for the directors and covered officers in the event the directors' and officers' liability insurance does not cover a particular claim for indemnification or if such a claim or claims exceed the limits of such coverage. The Indemnity Agreements are generally intended to provide indemnification for any amounts a director or covered officer is legally obligated to pay because of claims arising out of the director's or officer's service to Ahmanson, Home Savings or any other subsidiary of Ahmanson.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

       Not Applicable.

ITEM 8.   EXHIBITS.

       4.1 Certificate of Incorporation of H. F. Ahmanson & Company, as amended (filed as Exhibit 3.1 to Form 10-K for the year ended December 31, 1991) (File No. 1-8930) (incorporated by reference).

       4.2    Bylaws of H. F. Ahmanson & Company, as amended (filed as Exhibit
              3.2 to Form 10-Q for the quarter ended June 30, 1994) (File No. 1-8930) (incorporated by reference).

       4.3 Rights Agreement, dated July 26, 1988, between H. F. Ahmanson & Company and Union Bank (filed as Exhibit 4.3 to Form 8-K dated July 26, 1988) (File No. 1-8930) (incorporated by reference).

       4.4    Form of Certificate representing shares of Common Stock (filed as
              Exhibit 4.5 to Form S-3 filed June 2, 1993, Registration No. 33-57218) (incorporated by reference).

       5.1    Opinion of Tim S. Glassett, Esq.

       23.1   Consent of KPMG Peat Marwick.

       23.2   Consent of Tim S. Glassett, Esq. (included in Exhibit 5.1).

       24.1   Power of Attorney (included on Signature Pages).

       99.1   1996 Nonemployee Directors' Stock Incentive Plan (filed as
              Exhibit 10.19 to Form 10-K for the year ended December 31, 1995) (File No. 1-8930) (incorporated by reference).

       99.2   Form of Stock Option Agreement.

ITEM 9.   UNDERTAKINGS.

       The undersigned registrant hereby undertakes:

       1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irwindale, State of California, on this 10th day of July, 1996.

                                       H. F. AHMANSON & COMPANY


                                         /s/ Kevin M. Twomey
                                       ------------------------------
                                       By:  Kevin M. Twomey
                                            Senior Executive Vice President and
                                              Chief Financial Officer

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles R. Rinehart, Bruce G. Willison, Kevin M. Twomey and Madeleine A. Kleiner as his or her true and lawful attorneys-in-facts and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

         SIGNATURE                   CAPACITY                    DATE



    /s/ Byron Allumbaugh             Director               July 10, 1996
  ------------------------
      Byron Allumbaugh


                                     Director           _______________, 1996
  ------------------------
      Harold A. Black

  /s/ Richard M. Bressler            Director               July 10, 1996
  ------------------------
    Richard M. Bressler


                                     Director           _______________, 1996
  ------------------------
     David R. Carpenter


  /s/ Phillip D. Matthews            Director               July 10, 1996
  ------------------------
    Phillip D. Matthews


    /s/ Richard L. Nolan             Director               July 10, 1996
  ------------------------
      Richard L. Nolan


     /s/ Delia M. Reyes              Director               July 10, 1996
  ------------------------
       Delia M. Reyes


  /s/ Charles R. Rinehart     Director and Principal        July 10, 1996
  ------------------------      Executive Officer
    Charles R. Rinehart


    /s/ Frank M. Sanchez             Director               July 10, 1996
  ------------------------
      Frank M. Sanchez


                                     Director           _______________, 1996
  ------------------------
    Elizabeth A. Sanders


   /s/ Arthur W. Schmutz             Director               July 10, 1996
  ------------------------
     Arthur W. Schmutz


   /s/ William D. Schulte            Director               July 10, 1996
  ------------------------
     William D. Schulte

                                     Director           _______________, 1996
  ------------------------
     Bruce G. Willison


    /s/ Kevin M. Twomey        Principal Financial          July 10, 1996
  ------------------------          Officer
      Kevin M. Twomey


     /s/ George Miranda        Principal Accounting         July 10, 1996
  ------------------------          Officer
       George Miranda

                                  EXHIBIT INDEX

EXHIBIT                                                            SEQUENTIALLY
  NO.                           DESCRIPTION                       NUMBERED PAGE

  4.1     Certificate of Incorporation of H. F. Ahmanson &
            Company, as amended (filed as Exhibit 3.1 to Form
            10-K for the year ended December 31, 1991) (File No.
            1-8930) (incorporated by reference).

  4.2 Bylaws of H. F. Ahmanson & Company, as amended (filed as Exhibit 3.2 to Form 10-Q for the quarter ended
            June 30, 1994) (File No. 1-8930) (incorporated by reference).

  4.3     Rights Agreement, dated July 26, 1988, between H. F.
            Ahmanson & Company and Union Bank (filed as Exhibit
            4.3 to Form 8-K dated July 26, 1988) (File No.
            1-8930) (incorporated by reference).

  4.4     Form of Certificate representing shares of Common Stock
            (filed as Exhibit 4.5 to Form S-3 filed June 2,
            1993, Registration No. 33-57218) (incorporated by reference).

  5.1     Opinion of Tim S. Glassett, Esq.

  23.1    Consent of KPMG Peat Marwick.

  23.2    Consent of Tim S. Glassett, Esq. (included in Exhibit
            5.1).

  24.1    Power of Attorney (included on Signature Pages).

  99.1 1996 Nonemployee Directors' Stock Incentive Plan (filed as Exhibit 10.19 to Form 10-K for the year ended
            December 31, 1995) (File No. 1-8930) (incorporated by reference).

  99.2    Form of Stock Option Agreement.